Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Mourns the Passing of
Michael McKay, Member of the Board of Directors

DOTHAN, AL, August 10, 2026 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”) today announced with deep sadness that Michael H. McKay, a member of the Company’s Board of Directors, died in a tragic accident on July 22, 2026. He was 64 years old.

Ned N. Fleming, III, the Company’s Executive Chairman, said, “It is with profound sadness that we announce the passing of our dear friend and trusted colleague, Mike McKay. I had the privilege of serving alongside Mike since the earliest days of Construction Partners, and his influence on our company is immeasurable. When Charles Owens and I founded CPI more than 25 years ago, Mike was one of our earliest and most trusted advisors. Mike was among the earliest and strongest advocates for focusing our growth across the Southeast and broader Sunbelt, a strategy that has defined Construction Partners' evolution as a public company and remains central to our long-term success. He was an insightful investor, a gifted teacher, and a highly respected business leader whose breadth of experience enabled him to ask the right questions, challenge our thinking, and provide invaluable perspective. As one of our founding directors and a dedicated member of our Audit Committee, Mike helped establish the strong governance, financial discipline, and long-term strategic focus that continue to benefit our company and our shareholders today. Beyond his many contributions to Construction Partners, Mike was a cherished friend, trusted advisor, and generous teacher whose impact extended far beyond the boardroom. On behalf of our Board of Directors and the entire Construction Partners family, we extend our heartfelt condolences to Mike's family and loved ones. To honor Mike's extraordinary legacy and lasting contributions to Construction Partners, we will dedicate our Board room at the Company's headquarters in his name. It is a fitting tribute to someone whose wisdom, leadership, and friendship helped shape our company and whose influence will continue to guide us for generations to come.”

Fred J. Smith, III, the Company’s President and Chief Executive Officer, said, “Mike was one of the founding members of our Board of Directors and a visionary whose early belief in both Construction Partners and the long-term strength of the asphalt industry helped shape the company we are today. Throughout his more than two decades of service, Mike brought extraordinary judgment, integrity and financial expertise to our Board, particularly through his leadership on the Audit Committee. His rare combination of experience in finance, industry and academia made him a trusted advisor whose counsel strengthened our governance and strategic decision-making. We are deeply grateful for Mike’s lasting contributions and will miss his wisdom, friendship and unwavering commitment to our company.”

Mr. McKay served on the Company’s Board of Directors since 2002 and on its Audit Committee since 2008, bringing decades of financial and investment expertise to the Company. An Advisory Partner at Bain & Company, he joined the firm in 1987 and helped found its Private Equity Group, and over his career led investments across public and private markets. Among other professional accomplishments, he served as Chief Investment Officer of a principal investment firm based in Washington D.C. and was Managing Partner of a Boston-based hedge fund from 2006 to 2009. He was also a Senior Lecturer at the Brandeis International Business School, where he had served on the faculty since 2010, and a director of Big Outdoor Holdings, LLC and Hubbardton Forge, LLC. Beyond his professional accomplishments, Mr. McKay was deeply committed to serving others. As a lifelong cyclist, he raised tens of thousands of dollars for cancer research through his annual long-distance cycling events, reflecting the same passion, determination, and generosity that defined his leadership.

The Company extends its deepest condolences to Mr. McKay’s family, friends, and colleagues.

About Construction Partners, Inc.

Construction Partners, Inc. is a vertically integrated civil infrastructure company operating in local markets throughout the Sunbelt in Alabama, Florida, Georgia, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, CPI focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “seek” “continue,” “estimate,” “predict,” “potential,” “targeting,” “could,” “might,” “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” “plan” and similar expressions or their negative. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements are set forth in the Company’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and other reports the Company files with the SEC. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Contact:

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600